UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust IV

J.P. Morgan Mutual Fund Investment Trust

Undiscovered Managers Funds

JPMorgan Insurance Trust

JPMorgan Institutional Trust

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Exchange-Traded Fund Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Solicitation Script

JP Morgan Trusts

Inbound Info Agent Only

Meeting Date: October 27, 2021

Toll Free Number: 855-737-3175

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the JP Morgan Trusts. My name is <Agent Name>. How may I assist you today?

If Unsure of voting:

Would you like me to review the proposal with you? <Once questions have been answered using the proxy materials provided, review the voting options available.>

If not received/Requesting material to be re-mailed:

Beneficial accounts

Mr./Ms. <shareholder’s last name>, this material was mailed on or around September 16, 2021. You will need to contact your bank or broker to request another set of materials. Should you have any questions once you have received and reviewed the material, please contact us at 1-855-737-3175 between the hours of 9:00am and 10:00pm, Eastern Time.

Beneficial voting options:

To vote please follow the instructions provided to you on the ballot.

To vote you may either go to www.proxyvote.com and enter your 16 digit control number, or, dial 1-800-454-8683 and follow the prompts on the recording. You can also sign and date your proxy card and return it in the preaddressed postage paid envelope provided.

Thank you Mr./Ms. <shareholder’s last name>, your vote is important and your time is appreciated. Have a good day.

Registered accounts

Mr./Ms. <shareholder’s last name>, I can have another proxy statement sent to you via e-mail. Please provide your complete e-mail address.

Should you have any questions once you have received and reviewed the material, please contact us at 1-855-737-3175 between the hours of 9:00am and 10:00pm, Eastern Time.

1 | Page

The voting options for registered shareholders are as follows:

To vote by Internet

1) Read the Proxy Statement and have the proxy card at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card.

3) Sign and date the proxy card.

4) Return the proxy card in the preaddressed, postage paid envelope provided

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

2 | Page